EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of MEDIQ Incorporated (the "Company") and subsidiaries on Form S-8 of our report dated November 25, 1997, appearing in the Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1997.




\s\ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP


Philadelphia, Pennsylvania
December 30, 1997

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